UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     June 23, 2000
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On June 23, 2000, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of $882.4 million of five-year credit card asset backed securities. MBNA America transferred credit card receivables to MBNA Master Credit Card Trust II which issued Series 2000-F. The transaction had two classes of publicly traded securities (Class A and Class B), and a separate, privately placed, collateral interest.

     Series 2000-F consists of $750.0 million Class A (senior) floating rate asset backed certificates and $66.2 million Class B (subordinate) floating rate asset backed certificates. The privately placed collateral interest was issued in the amount of $66.2 million and is subordinate to the Class A and Class B asset backed certificates. The five-year Class A certificates accrue interest at 12.5 basis points over the three-month London Interbank Offered Rate ("LIBOR"). The five-year Class B certificates accrue interest at 35 basis points over the three-month LIBOR. Both the Class A and Class B certificates were priced at par. MBNA America retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 2000-F.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                      MBNA CORPORATION


Date: June 23, 2000                        By:  /s/    M. Scot Kaufman
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                                                       M. Scot Kaufman
                                               Senior Executive Vice President
                                                 and Chief Financial Officer